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                                                                   EXHIBIT 10.14



                          NATIONAL SCIENCE FOUNDATION
                             4201 WILSON BOULEVARD
                           ARLINGTON, VIRGINIA 22230

Mr. David M. Graves
Contract Administrator
Network Solutions, Inc.
505 Huntmar Park Drive
Herndon, VA 22070
                                        June 23, 1997

                                        Cooperative Agreement No. NCR-9218742
                                        Amendment No. 6

Dear Mr. Graves:

By this amendment, the National Science Foundation hereby approves your Year 4 Annual Report, dated February 6, 1997 and your Year 5 Program Plan dated May 5, 1997 as supplemented by the letter dated June 19, 1997 (and accompanying budgetary information) and as modified by the changes to pages 12, 13 & 14 (of the plan itself) and to the American Registry for Internet Numbers (ARIN) Articles of Incorporation and Draft Bylaws also submitted by (separate) letter dated June 19, 1997.

The Foundation has observed the clear expression of the Internet community at the several workshops (held over the past eighteen months) that IP (Internet Protocol) number allocation and domain name assignment should be separated. We believe that the suggestions (first put forward at the December 1996 meeting of the Internet Engineering Task Force) for the formation of the ARIN and the followup discussions conducted on the internet mailing lists have been compelling.

Approval of your Year 5 Program Plan constitutes full approval by the Foundation that the Awardee proceed with the formation of ARIN as outlined in the Program Plan. Further, we hereby agree that, at such time as ARIN is established and operational and Awardee notifies us that items 1 through 8 as specified on pages 13 and 14 of your Year 5 Program Plan have been completed, the Foundation will relieve, release and discharge Network Solutions, Inc. from any responsibility for the IP number assignment, Autonomous System number assignment, and IN-ADDR.ARPA tasks (currently performed by Awardee under this agreement) which have been transferred to ARIN.

This final release will be effected by the Awardee sending a letter to the Foundation stating that:

                 "Awardee, Network Solutions, Inc., hereby represents and certifies to the Foundation that, in accordance with the requirements contained in Amendment No. 6 to Cooperative Agreement NCR-9218742, all items (1 through 8) relating to the establishment of the American Registry for Internet Numbers
                 (ARIN), as specified on pages 13 and 14 of our approved Year 5 Program Plan have been completed."

                 "We therefore request that, as provided by Amendment No. 6 to Cooperative Agreement NCR-9218742, NSF sign and return a copy of this letter in the block indicated below acknowledging that we have completed the agreed upon items and are fully and finally relieved, released and discharged from any responsibility for the IP number assignment, Autonomous System assignment and IN-ADDR.ARPA tasks previously performed by Awardee under Cooperative Agreement NCR-9218742 which have now been transferred to ARIN."





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Except as modified by this amendment, all other Agreement terms and conditions remain unchanged.

                                        Sincerely,



                                        Karen L. Sandberg
                                        Grants and Agreements Officer